Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934


Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box
[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14-11(c) or 240.14a.12

                        STEEL OF WEST VIRGINIA, INC.
              (Name of Registrant as Specified in Its Charter)

                        STEEL OF WEST VIRGINIA, INC.
                  (Name of Persons Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
     6(j)(2).

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
     0.11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0.11.:

     (4)  Proposed maximum aggregate value of transaction:

[ ] Check box if any part of the fee is offset as provided by Exchange Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                        April 22, 1996


Dear Stockholder:

          It is our pleasure to invite you to the Annual Meeting of Stockholders of Steel of West Virginia, Inc. to be held on Thursday, May 23, 1996 at 10:30 a.m. at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia.

          Whether or not you plan to attend, and regardless of the number of shares you own, it is important that your shares be represented at the meeting. You are accordingly urged to sign, date and return your proxy promptly in the enclosed envelope, which requires no postage if mailed in the United States.

          We sincerely hope you will be able to join us at the meeting. The officers and directors of the Company look forward to seeing you at that time.

                                   Sincerely,



                                   Robert L. Bunting, Jr.
                                   Chairman

                          STEEL OF WEST VIRGINIA, INC.
                           17th Street and 2nd Avenue
                        Huntington, West Virginia  25703



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 23, 1996





          The Annual Meeting of Stockholders of Steel of West Virginia, Inc. (the "Company") will be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, May 23, 1996 at 10:30 a.m. for the following purposes:

          1.   To elect Directors of the Company for the ensuing year.

          2. To approve an amendment to the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan, to provide for the awarding of shares of the Company's Common Stock in payment of a portion of the compensation payable to certain outside Directors for their services as Directors.

          3. To ratify the reappointment of Ernst & Young LLP as independent accountants for the Company.

          4. To transact such other business as may properly come before the meeting and any adjournments thereof.

          The Board of Directors has fixed the close of business on April 12, 1996 as the record date for the determination of stockholders entitled to notice and to vote at the meeting and any adjournments thereof.

          IF YOU ARE UNABLE TO BE PRESENT PERSONALLY, PLEASE SIGN AND DATE THE ENCLOSED PROXY WHICH IS BEING SOLICITED BY THE BOARD OF DIRECTORS, AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                              By Order of the Board of Directors



                              STEPHEN A. ALBERT
                              Secretary


April 22, 1996

                          STEEL OF WEST VIRGINIA, INC.
                           17th Street and 2nd Avenue
                        Huntington, West Virginia  25703


                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                                  May 23, 1996


                               GENERAL INFORMATION

          The accompanying proxy is solicited by and on behalf of the Board of Directors of Steel of West Virginia, Inc. (the "Company") to be used at the Annual Meeting of Stockholders to be held at the Radisson Hotel Huntington, 1001 3rd Avenue, Huntington, West Virginia on Thursday, May 23, 1996, at 10:30 a.m. and any adjournments thereof.

          When the enclosed proxy is properly executed and returned, the shares of Common Stock of the Company, par value $.01 per share (the "Common Stock"), it represents will be voted at the meeting in accordance with any directions noted thereon and, if no direction is indicated, the shares it represents will be voted: (i) FOR the election of the nominees for Directors set forth below;
(ii) FOR the proposed amendment to the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan (the "Directors' Plan"), which will provide for the awarding of shares of Common Stock in payment of a portion of the compensation payable to certain outside Directors for their services as Directors; (iii) FOR the ratification of the reappointment of Ernst & Young LLP as independent accountants for the Company; and (iv) in the discretion of the holders of the proxy with respect to any other business that may properly come before the meeting. Any stockholder signing and delivering a proxy may revoke it at any time before it is voted by delivering to the Secretary of the Company a written revocation or a duly executed proxy bearing a date later than the date of the proxy being revoked. Any stockholder attending the meeting in person may withdraw his or her proxy and vote his or her shares.

          The cost of this solicitation of proxies will be borne by the Company. Solicitations will be made only by mail; provided, however, that officers and regular employees of the Company may solicit proxies personally or by telephone or telegram. Such persons will not be specially compensated for such services. The Company may reimburse brokers, banks, custodians, nominees and fiduciaries holding stock in their names or in the names of their nominees for their reasonable charges and expenses in forwarding proxies and proxy material to the beneficial owners of such stock.

          The approximate mailing date of this Proxy Statement and the accompanying proxy is April 22, 1996.

                                  VOTING RIGHTS

          Only stockholders of record at the close of business on April 12, 1996, will be entitled to vote at the Annual Meeting of Stockholders. On that date, there were 5,986,060 shares of Common Stock outstanding, the holders of which are entitled to one vote per share on each matter to come before the meeting. Voting rights are non-cumulative. A majority of the outstanding shares will constitute a quorum at the meeting and abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

          Directors are elected by plurality vote. The approval of the amendment to the Directors' Plan and the ratification of the reappointment of Ernst & Young LLP will require the affirmative vote of a majority of the Common Stock voting on the proposal. Abstentions and broker non-votes will not be counted in the election of directors or in determining whether such approval or ratification has been given.

                             PRINCIPAL STOCKHOLDERS

          The following table sets forth as of April 12, 1996, the beneficial ownership of Common Stock of each person known to the Company who owns more than 5% of the issued and outstanding Common Stock.

                                        Amount and
                                        Nature of         Percent
Name and Address                        Beneficial          of
of Beneficial Owner                     Ownership        Class(7)
- ---------------------------------       -----------      --------
FMR Corp.                                861,700(1)        14.21
82 Devonshire Street
Boston, Massachusetts 02109

Neuberger & Berman, L.P.                 732,900(2)        12.08
605 Third Avenue
New York, NY 10158

Putnam Investments, Inc.                 539,100(3)         8.89
One Post Office Square
Boston,Massachusetts 02109

Robert L. Bunting, Jr.                   534,380(4)         8.81
c/o Steel of West Virginia, Inc.
17th Street and 2nd Avenue
Huntington, West Virginia 25703

Skyline Asset Management, L.P.           383,300(5)         6.32
311 South Wacker Drive
Chicago, Illinois 60606

Dimensional Fund Advisors, Inc.          358,600(6)         5.91
1299 Ocean Avenue
Santa Monica, California 90401

- --------------
(1) Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, is the beneficial owner of 663,000 shares (10.93%) of Common Stock as a result of acting as investment advisor to several investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Low-Priced Stock Fund, amounted to 663,000 shares (10.93%) of Common Stock outstanding. Fidelity Low-Priced Stock Fund has its principal business office at 82 Devonshire Street, Boston, Massachusetts 02109. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 663,000 shares owned by the Funds. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote or direct the voting of the shares owned directly by the Fidelity Funds, which power resides with the Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Funds' Board of Trustees. Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 198,700 shares (3.28%) of Common Stock as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp. through its control of Fidelity Management Trust Company, has sole voting and dispositive power over 198,700 shares of Common Stock owned by the institutional account(s) as reported above. Members of the Edward C. Johnson 3d family and trusts for their benefit are the predominant owners of Class B shares of common stock of FMR Corp., representing approximately 49% of the voting power of FMR Corp. Mr. Johnson 3d owns 12.0% and Abigail P. Johnson owns 24.5% of the aggregate outstanding voting stock of FMR Corp. Mr. Johnson 3d is chairman of FMR Corp. and Abigail P. Johnson is a director of FMR Corp.

     The Johnson family group and all other Class B shareholders have entered into a shareholder's voting agreement under which all Class B shares will be voted in accordance with the majority vote of Class B shares. Accordingly, through their ownership of voting common stock and the execution of the shareholder's voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940 to form a controlling group with respect to FMR Corp. The information set forth herein is based on a Schedule 13G dated February 14, 1996 filed by FMR Corp. with the Securities and Exchange Commission.

(2) Neuberger & Berman L.P. ("Neuberger") has (i) sole voting power with respect to 462,100 shares of Common Stock, (ii) shared voting power with Neuberger & Berman Management, Inc. with respect to 115,000 shares of Common Stock, and (iii) shared dispositive power with respect to 732,900 shares of Common Stock. Neuberger and Neuberger & Berman Management Inc. serve as sub-adviser and investment manager, respectively, of Neuberger & Berman's various Funds which hold such shares in the ordinary course of their business and not with the purpose nor with the effect of changing or influencing the control of the issuer. The information set forth herein is based on a Schedule 13G dated February 12, 1996 filed by Neuberger with the Securities and Exchange Commission.

(3) Putnam Investments, Inc. ("Putnam") is a wholly-owned subsidiary of Marsh & McLennan Companies, Inc. ("M&MC") and wholly owns two registered investment
     advisers:   Putnam Investment Management, Inc. and the Putnam Advisory
     Company, Inc., which are deemed to be beneficial owners of the shares set forth in the table above. Neither Putnam nor M&MC has any power to vote or dispose of, or direct the voting or disposition of, any of the shares set forth in the table above, which were acquired by the afore-named investment advisors for investment purposes for advisory clients. The information set forth herein is based on a Schedule 13G dated January 29, 1996 filed by Putnam with the Securities and Exchange Commission, which filing should not be deemed an admission of beneficial ownership.

(4) Of this amount, 233,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 237,557 shares are held in a trust for the benefit of Mr. Bunting. Mr.and Mrs. Bunting are co-trustees of each of said trusts. This amount includes 8,000 shares that Mr. Bunting has the right to acquire through the exercise of options.

(5) Skyline Asset Management, L.P. ("Skyline") is investment adviser to certain client accounts ("Accounts") over which Skyline exercises discretion. Pursuant to Rule 13d-3(a), the 383,300 shares beneficially owned by the Accounts, with respect to which Skyline has been delegated shared voting power and shared dispositive power, are considered to be shares beneficially owned by Skyline solely by reason of such designated powers. The information set forth herein is based on a Schedule 13G dated February 13, 1996 filed by Skyline with the Securities and Exchange Commission, which filing should not be deemed an admission of beneficial ownership.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of the shares set forth in the table above, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares. The information set forth herein is based on a Schedule 13G dated February 7, 1996 filed by Dimensional with the Securities and Exchange Commission.

(7) Includes 79,500 shares deemed outstanding that may be acquired through the exercise of options.

PROPOSAL 1.    ELECTION OF DIRECTORS

          At the Annual Meeting of Stockholders, the entire Board of Directors, consisting of five members, is to be elected. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the five nominees named below. Each nominee named below is presently serving as a Director of the Company and is anticipated to be available for election and able to serve. However, if any such nominee should decline or become unable to serve as a Director for any reason, votes will be cast instead for a substitute nominee designated by the Board of Directors or, if none is so designated, will be cast according to the judgment in such matters of the person or persons voting the proxy.

          The tables below and the paragraphs that follow present certain information concerning the nominees for Director and the executive officers of the Company. Each elected Director will serve until the next Annual Meeting of Stockholders and until his or her successor has been elected and qualified. Officers are elected by and serve at the discretion of the Board of Directors. None of the Company's Directors or executive officers has any family relationship with any other Director or executive officer.

Nominees for Directors
- ----------------------

                                                               Shares of
                                                             Common Stock
                                                    Years    Beneficially
                                    Positions        with     Owned as of   Percent of
          Name             Age    with Company     Company  April 12, 1996   Class(4)
- -----------------------   ----  -----------------  -------  -------------   -----------
Robert L. Bunting, Jr.     62   President, Chief     13       534,380(2)           8.81
                                Executive Officer
                                and Director

Stephen A. Albert          43   Director              9         2,000(3)              *
Albert W. Eastburn(1)      67   Director              3         4,500(3)              *
Daniel N. Pickens(1)       46   Director              3         3,000(3)              *

Paul E. Thompson(1)        65   Director              2         2,000(3)              *

All Directors and executive officers as a group  . . .  582,160(2)(3)     9.60

________________________
*  Less than one percent

(1) Members of the Compensation and Benefits Committee and the Audit Committee.

(2) Of this amount, 233,710 shares are held in a trust for the benefit of Mr. Bunting's wife, Nancy L. Bunting, and 237,577 shares are held in a trust for the benefit of Mr. Bunting. Mr. and Mrs. Bunting are co-trustees of each of said trusts. This amount includes 8,000 shares that Mr. Bunting has the right to acquire through the exercise of options.

(3) This amount includes 2,000 shares that may be acquired by each of Messrs. Albert, Eastburn, Pickens and Thompson through the exercise of options.

(4) Includes 79,500 shares deemed outstanding that may be acquired through the exercise of options.

Executive Officers who are not Directors
- ----------------------------------------

                                                                   Shares of
                                                                 Common Stock
                                                     Executive   Beneficially
                   Positions and Offices with         Officer     Owned as of    Percent
       Name                the Company          Age    Since    April 12, 1996   of Class
- -----------------  ---------------------------  ---  ---------- --------------   --------

 Timothy R. Duke  Vice President, Treasurer     44     1988        23,140(1)        *
                  and Chief Financial Officer

 Larry E. Gue     Vice President of Human       53     1988        10,140(2)        *
                  Relations

 T. Elton North   President, Marshall Steel,    48     1993        3,000(3)         *
                  Inc.

________________________
*  Less than one percent.

(1) This amount includes 6,000 shares that may be acquired through the exercise of options.

(2) This amount includes 3,000 shares that may be acquired through the exercise of options.

(3) The amount consists of 3,000 shares that Mr. North may acquire through the exercise of options. Mr. North filed a Form 5 with the Securities and Exchange Commission on February 14, 1996, with regard to his sale of 500 shares of Common Stock in August, 1995.


Business Experience of Nominees and Executive Officers
- ------------------------------------------------------

     Robert L. Bunting, Jr. has been Chairman of the Company, SWVA, Inc. ("SWVA") and Marshall Steel, Inc. ("Marshall"), the Company's wholly-owned subsidiaries, since April 1993, President, Chief Executive Officer and a Director of the Company since December 1986 and President, Chief Executive Officer and a director of SWVA since its organization in 1982. Mr. Bunting was Works Manager of the Company's mini-mill before it was owned by SWVA. Before becoming President of the mini-mill, Mr. Bunting held various positions in the steel industry over a period of 27 years. Mr. Bunting received a bachelor of metallurgical engineering from Cornell University in 1955.

     Stephen A. Albert has been a Director of the Company since December 1986. Since January 15, 1996, Mr. Albert has been a member of the law firm of Sierchio & Albert, P.C., counsel to the Company. Prior thereto, Mr. Albert was, since February 1989, special counsel to the law firm of Proskauer Rose Goetz & Mendelsohn LLP, counsel to the Company until January 1996, and prior thereto, Mr. Albert was a member of the law firms of Feit & Ahrens and Feit & Shor, which were counsel to the Company until January 1989. Mr. Albert has been engaged in the practice of law in New York City since 1977.
     Albert W. Eastburn has been a Director of the Company since April 1993.
Mr. Eastburn was President and Chief Operating Officer of the Steel Group of Lukens, Inc., a leading specialized manufacturer of steel plate and stainless steel products ("Lukens"), from November 1988 until his retirement in 1991. Prior thereto, Mr. Eastburn held various positions at Lukens which he joined in 1955.

     Daniel N. Pickens has been a Director of the Company since April 1993. Mr. Pickens has been a Senior Vice President in the Corporate Finance Department of Wheat First Securities, Inc. ("Wheat First") since 1989. Prior thereto, Mr. Pickens held various positions at Wheat First, which he joined in 1981. Before joining Wheat First, Mr. Pickens practiced as an attorney in Philadelphia, Pennsylvania.

     Paul E. Thompson has been a Director since January 1994. From 1986 until his retirement in 1992, Mr. Thompson was a Sub-District Director, District 23, of the United Steel Workers of America ("USWA"). Prior thereto, Mr. Thompson was a Staff Representative, District 23, of the USWA.

     Timothy R. Duke has been Vice President, Treasurer and Chief Financial Officer of the Company since March 1988 and was the Controller from June 1987 until March 1988. Mr. Duke was formerly the Manager - Operations Accounting at Joy Manufacturing Company, and served in various other positions at Joy Manufacturing Company from 1979 until he joined the Company. Mr. Duke is a certified public accountant, a certified management accountant and has more than 20 years of experience in industry. He received a bachelor of science degree in business from Pennsylvania State University and a masters of business administration from Duquesne University.

     Larry E. Gue has been Vice President of Human Relations of SWVA, Inc. since March 1988 and has been Manager of Personnel and Public Relations of SWVA since its organization in 1982. Mr. Gue began working at the Company's mini-mill in 1971 as part of the maintenance team. At that time, Mr. Gue was actively involved in, and later became a leader of, the United Steel Workers of America (Local 37), the union which represents the Company's work force.

     T. Elton North has been President of Marshall since its organization in April 1993. From June 1992 until April 1993, Mr. North was Division Manager for the Memphis, Tennessee division of Marshall Steel Inc., a wholly-owned subsidiary of Marshall Steel Ltd, a Canadian steel company. This division was sold to the Company. Mr. North served as branch manager of Marshall Steel Ltd. from June 1991 to June 1992. Prior thereto, Mr. North served as marketing manager of Marshall Steel Ltd. for approximately six years.


Meetings of the Board of Directors and Committees
- -------------------------------------------------

     During the year ended December 31, 1995, the Board of Directors held nine meetings. During that period no Director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a Director and (ii) the total number of meetings held by all Committees of the Board of Directors on which he served during the period that he served on such Committees.

     The Company's Board of Directors has a Compensation and Benefits Committee and an Audit Committee, both of which are comprised of Directors who are not officers or employees of the Company. The Board of Directors does not have a standing nominating committee. The Compensation and Benefits Committee (the "Compensation Committee") reviews employee compensation and benefits, and the Audit Committee reviews the scope of the independent audit, the appropriateness of the accounting policies, the adequacy of internal controls, the Company's year-end financial statements and such other matters relating to the Company's financial affairs as its members deem appropriate. During 1995, the Compensation and Benefits Committee held three meetings and the Audit Committee held one meeting.


Executive Compensation
- ----------------------

     The following summary compensation table sets forth individual compensation information for the Chief Executive Officer and each of the Company's executive officers whose aggregate compensation exceeded $100,000 during the years ended December 31, 1993, 1994 and 1995.


                                         Summary Compensation Table


                                                                                                 All Other
Name and Principal Position                  Year        Salary            Bonus               Compensation
- ----------------------------------------    ------     -----------      -----------          ---------------

Robert L. Bunting, Jr., President, Chief     1993       $225,000         $  4,947               $13,707(2)
Executive Officer and Director               1994        225,000          121,537                 9,957(2)
                                             1995        225,000          150,750(1)              9,957(2)

Timothy R. Duke, Vice President,             1993       $120,000          $ 4,947               $14,333(3)
Treasurer and Chief Financial Officer        1994        120,000           69,375                18,371(3)
                                             1995        139,167           77,679(1)              9,570(3)


Larry E. Gue, Vice President                 1993       $120,000           $4,947                $6,403(4)
of Human Relations                           1994        120,000           67,126                 6,403(4)
                                             1995        120,000           35,470                 6,403(4)

T. Elton North, President                    1993       $ 54,808        $  12,600                $3,247(5)
Marshall Steel, Inc.                         1994         75,000           47,099                 9,690(5)
                                             1995         75,000           50,876(1)              6,915(5)

________________________

(1) Does not include the following discretionary bonuses recognized in 1995 results of operations but paid in January 1996; $112,500 to Robert L. Bunting, Jr.; $78,400 to Timothy R. Duke; and $45,000 to T. Elton North.

(2) Consists of $11,250, $7,500 and $7,500 contribution to a defined contribution plan and $2,457 of costs of group-term life insurance coverage provided by the Company for 1993, 1994 and 1995 respectively.

(3) Consists (for 1993, 1994 and 1995, respectively) of a $6,000, $6,000 and a $6,708 contribution to a defined contribution plan, $143, $143 and $186 of costs of group-term life insurance coverage provided by the Company, and $8,190, $12,228 and $2,676 paid in connection with the Company's scholarship program, which is available to all employees, pursuant to which the Company pays a portion of the cost of post-high school education for employees' dependents.

(4) Consists of a $6,000 contribution to a defined contribution plan and $403 of costs of group-term life insurance coverage provided by the Company.

(5) Consists of $2,188, $3,750 and $3,750 contributions to a defined contribution plan, $1,020, $5,850 and $3,075 for personal use of a company vehicle, and $40, $90 and $90 of costs of group-term life insurance coverage provided by the Company for 1993, 1994 and 1995 respectively.

     The Company entered into a five-year employment agreement with Mr. Bunting on January 1, 1992. Mr. Bunting's base salary is $225,000 per year, subject to increase each year by the Board of Directors, which may also, in its discretion, pay bonuses to Mr. Bunting and other employees. Mr. Bunting's employment agreement contains a non-competition restriction for a period of one year following termination of the agreement. The agreement provides that the Company will purchase Mr. Bunting's and his family's shares of Common Stock of the Company upon his death, but only out of the proceeds of a $7 million key man life insurance policy covering Mr. Bunting which the Company has purchased and of which the Company is the beneficiary. The employment agreement also provides that Mr. Bunting will participate in the Company's retirement plan.

     The following tables present certain additional information concerning stock options granted to the named executive officers during 1995.

                                      OPTION GRANTS IN LAST FISCAL YEAR

                                  Individual Grants
- -------------------------------------------------------------------
                                                                               Potential Realizable Value at
                                        % of Total                             Assumed Annual Rates of Stock
                                          Options                              Price Appreciation for
                                        Granted to    Exercise or                  Option Term (1)
                                                                                   -------------------
                           Options     Employees in    Base Price   Expiration
    Name                Granted (#)(2) Fiscal Year   (per share)(3)    Date           5%            10%
- ---------------------  --------------- ------------  --------------    ----        -------        ------
Robert L. Bunting, Jr.        8,000          11.2         $11.625    4/1/05        $151,488      $241,216
Timothy R. Duke               6,000           8.4         $11.625    4/1/05        $113,616      $180,912

Larry E. Gue                  3,000           4.2         $11.625    4/1/05        $ 56,808      $ 90,456
T. Elton North                3,000           4.2         $11.625    4/1/05        $ 56,808      $ 90,456


_____________________
(1) The amounts shown under these columns are the result of calculations at 5% and 10% rates over the ten year term of the options as required by the Securities and Exchange Commission and are not intended to forecast future appreciation of the stock price of the Company's Common Stock. The actual value, if any, an executive officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised.

(2) These options were granted as of April 1, 1995 in connection with the Company's 1995 Employee Stock Option Plan, and each option became exercisable on April 1, 1996.

(3) The exercise price for these options is equal to the market price of the Company's Common Stock on April 1, 1995.

                       AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                         Value of Unexercised In-the-
                          Number of Securities                      Money
                          Underlying Unexercised              Options at December 31,
                                 Options                 ----------------------------
                           at December 31, 1995(#)               1995($)(1)
                      -----------------------------              -----------
    Name               Exercisable  Unexercisable        Exercisable    Unexercisable
- ----------------       -----------  -------------        -----------    -------------
Robert L. Bunting, Jr.      0        8,000                   ---             ---
Timothy R. Duke             0        6,000                   ---             ---
Larry E. Gue                0        3,000                   ---             ---
T. Elton North              0        3,000                   ---             ---


_____________________

(1)  None of the options are "in-the-money".

Directors' Compensation
- -----------------------

  Pursuant to the Directors' Plan, which is administered by the Compensation Committee, on April 1 of each year each Director (currently Messrs. Albert, Eastburn, Pickens and Thompson) who is not an active employee of the Company receives a grant of options to purchase 2,000 shares of Common Stock. All such options are exercisable at the fair market value (determined in accordance with the provisions of the Directors' Plan) at the date of grant, commencing on the first anniversary of that date, and expire ten years after that date.

  The purposes of the Directors' Plan are to enable the Company to attract, retain, and motivate the non-employee directors of the Company and to create a long-term mutuality of interest between such non-employee directors and the stockholders of the Company by granting options. The Directors' Plan authorizes the issuance of up to 70,000 shares of Common Stock upon the exercise of non-qualified stock options granted to non-employee Directors of the Company. A non-employee Director is a Director who is not an active employee of the Company and/or designated subsidiaries, including any Director who is an officer of the Company but who is receiving no compensation as an employee from the Company or any designated subsidiary. In general, if options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options shall again be available for the grant of options. No options may be granted after five years from April 1, 1995. Shares purchased pursuant to the exercise of options may be paid for at the time of exercise as follows: (i) in cash; (ii) by delivery of unencumbered shares of Common Stock held for at least six months; or
(iii) a combination of cash and unencumbered shares of Common Stock.

  Options granted under the Directors' Plan are subject to restrictions on transfer and exercise. No option granted under the Directors' Plan may be exercised prior to the time period for exercisability, subject to acceleration in the event of a Change of Control of the Company (as defined in the Directors'
Plan). No option may be transferred, assigned, pledged or hypothecated in any way except by will or under applicable laws of descent and distribution.
Options that are exercisable upon a participant's termination of directorship for any reason other than for Cause (as defined in the Directors' Plan) remain exercisable following such termination until expiration of the option; options that are exercisable upon a participant's termination of directorship for Cause terminate immediately. Options that are not exercisable at the time of a participant's termination of directorship will automatically be canceled upon such termination.

  The Directors' Plan provides that appropriate adjustments will be made in the number and kind of securities receivable upon the exercise of options in the event of a stock split, stock dividend, merger, consolidation or reorganization. The Directors' Plan also provides that all outstanding options will terminate effective upon the consummation of a merger, consolidation, liquidation or dissolution in which the Company is not the surviving entity, subject to the right of participants to exercise all outstanding options prior to the effective date of the merger, consolidation, liquidation or dissolution.

  In 1995, each of Messrs. Albert, Eastburn, Pickens and Thompson received options to purchase 2,000 shares of Common Stock at a price of $11 5/8 per share.

  The non-employee Directors (other than Mr. Albert) also receive cash compensation for services as a Director, consisting of an annual retainer in the amount of $6,000 plus $1,000 for each committee on which he serves. Each such Director also receives a fee of $1,000 for each meeting of the Board of Directors, the Compensation Committee and the Audit Committee that he attends. Under this arrangement, during 1995 Messrs. Eastburn, Pickens and Thompson received $21,000, $17,000 and $18,000, respectively. If the stockholders approve the proposed amendment to the Directors' Plan as described below, beginning with 1996 these Directors (and any non-employee Directors that may hereafter become members of the Board) will receive $11,000 of such compensation in cash, and the balance will be paid by an award of shares of the Company's Common Stock.

                          Compensation Committee Report
Compensation Policies
- ---------------------

  The Compensation Committee of the Board of Directors is comprised of Directors who are not officers or employees of the Company. The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors regarding the compensation and benefits of the Company's management. The Committee's philosophy is that the Company's goals are more likely to be achieved if management is encouraged to work together as a team and if final compensation is tied to the Company's and the individual's performance during the year, based on such Company factors as the change in operating income from the prior year, the Company's achievement of budgeted earnings objectives, and the Company's results of operations in light of economic conditions in the industry and the general economy, and such personal factors as the individual's supervision of or performance in his or her particular business unit, and his or her supervision of significant corporate projects. Prior to 1995, this philosophy had been implemented through the use of discretionary bonuses in which each person included in the bonus award, including the Company's Chief Executive Officer, received the same fixed percentage of salary as a bonus. Beginning with 1995, incentive compensation was awarded to management personnel to the extent that the Company achieved certain corporate goals, and the particular individual achieved certain personal goals.

Fiscal 1995 Compensation
- ------------------------

  In 1995, the base compensation of the Company' Chief Executive Officer, Robert L. Bunting, Jr., was $225,000, as established pursuant to the employment agreement between the Company and Mr. Bunting described above under "Executive Compensation". With respect to 1995, discretionary bonuses were awarded to management personnel, including the Company's Chief Executive Officer, as described above under "Executive Compensation", based on the Company having achieved a certain level of performance. These discretionary bonuses, when added to base salaries, were determined by the Committee to be in accord with the Company's philosophy described above.

                              Compensation Committee
                              ----------------------
                              Albert W. Eastburn
                              Daniel N. Pickens
                              Paul E. Thompson

Performance Graph
- -----------------

  Below is a graph comparing the cumulative total stockholder return on the Company's Common Stock for the last five years with the cumulative total return of companies included in the S&P 500 Stock Index and an index of peer companies selected by the Company. The graph assumes (i) investment of $100 on December 31, 1990 in the Company's Common Stock, the S&P 500 Index and common stock of the peer group and (ii) the reinvestment of all dividends. The peer group consists of Commercial Metals Co., Lukens, Inc., New Jersey Steel Corp., Nucor Corp. and Roanoke Electric Steel Corp.




                            [GRAPH]



                     1990       1991     1992     1993    1994    1995
                     ----       ----     ----     ----    ----    ----
Peer Group            100      125.6    132.9    113.1   112.6   109.1
SWVA                  100       85.7    314.3    485.7   419.0   352.4
S&P                   100      130.4    140.3    154.5   156.5   215.3


Certain Transactions
- --------------------

  Stephen A. Albert, a Director of the Company, is a member of Sierchio & Albert, P.C., counsel to the Company.

PROPOSAL 2. APPROVAL OF AMENDMENT TO THE STEEL OF WEST VIRGINIA, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

  On January 24, 1996, the Compensation Committee adopted, subject to stockholder approval, an amendment to the Directors' Plan. If the amendment is approved by the stockholders, $11,000 of the compensation (excluding stock options) payable for a given year to non-employee Directors who are compensated for their services as such will be paid in cash, and the balance of such compensation will be paid by an award of shares of the Company's Common Stock. The award would be paid on December 15 of each year, with the number of shares to be awarded to be determined by dividing the Director's compensation for the year, less $11,000, by the fair market value of the Common Stock (determined in accordance with the provisions of the Directors' Plan) on that date (with the Director receiving cash in lieu of fractional shares). Upon the awarding of the Common Stock a Director will realize taxable income and the Company will realize a deduction in an amount equal to the fair market value of the Common Stock at the time of grant. Upon a subsequent sale of the Common Stock by the Director, the Director will recognize short-term or long-term capital gain or loss depending upon his or her holding period for the Common Stock. If the proposed amendment to the Directors' Plan had been in effect in 1995, the non-employee Directors as a group would have received (excluding stock options) for their services as Directors cash compensation of $33,000, and 2,329 shares of Common Stock.

  As of April 1, 1996, all directors who are not executive officers of the Company had been granted options for an aggregate of 16,000 shares (4,000 shares each), 50% of which vested on April 1, 1996, and have an exercise price of $11 3/8 per share, and 50% of which will vest on April 1, 1997, and have an exercise price of $9 per share. All of the options are for a period of ten years from the date of grant.

  On April 15, 1996, the closing sale price for the Common Stock on the National Association of Securities Dealers National Market was $9 1/4.

  If the proposed amendment is not approved, Directors' compensation will continue to be paid in cash. The Board believes that the proposed method of compensation provides additional incentives to enhance the value of the Company's Common Stock. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the approval of the amendment to the Directors' Plan.


PROPOSAL 3.     SELECTION OF INDEPENDENT ACCOUNTANTS

  The Board of Directors recommends the ratification by the stockholders of the reappointment by the Board of Directors of Ernst & Young LLP as the Company's independent accountants for the fiscal year ending December 31, 1996. In the absence of instructions to the contrary, the shares of Common Stock represented by a proxy delivered to the Board of Directors will be voted FOR the ratification of the reappointment of Ernst & Young LLP. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting and will be available to respond to appropriate questions and make such statements as he or she may desire.

                              STOCKHOLDER PROPOSALS

  It is contemplated that the Company's 1997 Annual Meeting of Stockholders will be held on or about May 22, 1997. Stockholders of the Company who intend to submit proposals at the next Annual Meeting of Stockholders must submit such proposals to the Company no later than January 29, 1997. Stockholder proposals should be submitted to Steel of West Virginia, Inc., P.O. Box 2547, Huntington, West Virginia 25726, Attention: Timothy R. Duke, Vice President, Treasurer and Chief Financial Officer.

                                  ANNUAL REPORT

  The Company's Annual Report for the year ended December 31, 1995, including financial statements, is being mailed together with this Proxy Statement to the Company's stockholders of record at the close of business on April 12, 1996. THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON WHOSE PROXY IS SOLICITED BY THIS PROXY STATEMENT A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1995, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. A WRITTEN REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE DIRECTED TO STEEL OF WEST VIRGINIA, INC., P.O. BOX 2547, HUNTINGTON, WEST VIRGINIA 25726, ATTENTION: TIMOTHY R. DUKE, VICE PRESIDENT, TREASURER AND CHIEF FINANCIAL OFFICER.

                                 OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented to the meeting and does not intend to bring any other matters before the meeting. However, if any other matters properly come before the meeting or any adjournments thereof, it is intended that the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company.

                                        By Order of the Board of Directors

                                        Stephen A. Albert
                                        Secretary
April 22, 1996

  STOCKHOLDERS ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED SELF-ADDRESSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. YOUR PROMPT RESPONSE WILL BE HELPFUL, AND YOUR COOPERATION WILL BE APPRECIATED.

                 Amendment No. 1 to Steel of West Virginia, Inc.
                  1995 Non-Employee Director Stock Option Plan

          WHEREAS, the Committee deems it to be in the best interests of the Company to amend the Steel of West Virginia, Inc. 1995 Non-Employee Director Stock Option Plan ( the "Plan") (subject to obtaining the approval of the stockholders of the Company) to provide for the awarding of Shares in payment of a portion of the compensation payable to certain Eligible Directors, the Plan is hereby amended as set forth below (subject to obtaining the approval of the stockholders of the Company) (capitalized terms not otherwise defined herein have the meanings ascribed thereto in the Plan).

          1. Article I is hereby amended by inserting the phrase "and awarding shares of Common Stock to certain directors in payment of a portion of the compensation payable to them for their services as directors" at the end of said Article.

          2. Article IV, Section A is hereby amended by inserting the phrase "and the awards provided for in Article XVI" after the phrase "take all such steps in connection with the Plan and the Options."

          3. Article IV, Section C is hereby amended by inserting the phrase "or any award of Shares pursuant to Article XVI" at the end of the first sentence of said Section, and by inserting the phrase "or Shares awarded" after the phrase "with regard to Options granted" in the last sentence of said Section.

          4. Article V, Section B of the Plan is hereby amended by inserting the phrase "pursuant to the exercise of Options" after the phrase "issued under the Plan".

          5. Article V, Section C is hereby amended by inserting the phrase "and other awards" after the phrase "the existence of this Plan and the Options granted" in the first sentence of such Section.

          6.   A new Article XVI is hereby added to the Plan, as follows:

               "XVI.  Award of Shares.

                      Commencing in 1996, $11,000 of the compensation (excluding Options) payable for a given year to Eligible Directors who are compensated for their services as directors will be paid in cash, and the balance of such compensation shall be paid by an award of Shares. The award shall be paid on December 15 of each year, with the number of Shares to be awarded to be determined by dividing such compensation for such director for the year, less $11,000, by the Fair Market Value of the Common Stock on December 15 (with the director to receive cash in lieu of fractional shares). A certificate or certificates for the Shares awarded shall be delivered to or upon the order of such director, and shall bear such legend or legends as the Committee, in its sole discretion, determines to be necessary or appropriate to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of any agreements between the Company and the director with respect to such Shares. A director shall have no rights as a stockholder with respect to any Shares covered by such an award until such director shall have become the holder of record of such Shares."

          This Amendment No. 1 shall become effective as of January 24, 1996, subject to its approval by the stockholders of the Company in accordance with Rule 16b-3 under the Act at the 1996 Annual Meeting of the Stockholders of the Company. If this Amendment is not so approved it shall be null and void and of no force or effect.

                             STEEL OF WEST VIRGINIA, INC.
                              17th Street and 2nd Avenue
                           Huntington, West Virginia 25703

                                        PROXY

                         Solicited by the Board of Directors
                      for the Annual Meeting of Stockholders on
                                     May 23, 1996


The undersigned hereby appoints Robert L. Bunting, Jr. and Stephen A. Albert or either of them, with full power of substitution, as proxies and hereby authorizes them to represent and to vote, as designated below, all shares of Common Stock of Steel of West Virginia, Inc. held of record by the undersigned at the close of business on April 12, 1996 at the Annual Meeting of Stockholders to be held on May 23, 1996 and any adjournments thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 and 3.



     The Board of Directors recommends a vote FOR each of the proposals below.

1. ELECTION OF DIRECTORS  [ ] FOR all nominees listed (except    [ ] WITHHOLD AUTHORITY to vote
                              as marked to the contrary below)       for all nominees listed below

Robert L. Bunting, Jr., Albert W. Eastburn, Daniel N. Pickens,
 Paul E. Thompson, Stephen A. Albert

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list above.)

2. PROPOSAL TO APPROVE THE AMENDMENT TO THE STEEL OF WEST VIRGINIA, INC. 1995 NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                     [ ] FOR           [ ] AGAINST            [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE REAPPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT ACCOUNTANTS.

                     [ ] FOR           [ ] AGAINST            [ ] ABSTAIN


4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

PLEASE SIGN EXACTLY AS YOUR NAME APPEARS ON THIS PROXY. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE
AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY THE PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN
IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON.

PLEASE RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

_______________________________
Signature

_______________________________
Signature if held jointly